UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2015
Date of  Report
(Date of earliest event reported)

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 S. Sierra Ave., Suite A Oakdale, California 95361
 (Address of principal executive offices and zip code)

                           (209) 848-4384
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY IN A MATERIAL DEFINITIVE AGREEMENT

    On January 30, 2015, the Company entered into an agreement with Cenco Leasing Co, a Texas corporation, whereby the Company granted an exclusive license, subject to certain conditions, to Cenco to develop the Company’s proprietary technology to convert waste tires and plastics to oil, carbon and steel. The territory of the license is the states of California, Texas, Florida, Colorado, Kansas, Oklahoma, North Dakota, South Dakota, Nebraska, Missouri, Arkansas, Iowa, New Mexico, Nevada, Arizona and Utah. The Company has reserved the right to build a plant of its own in Ennis, Texas. The Company has also granted Cenco a non-exclusive right to build plants in Mexico. The agreement calls for Cenco to build a minimum of 200 of the Company’s systems over a seven year period. The parties expect that there will normally be 10 systems in a single plant.  Cenco will pay royalties in most cases of 5.5% of gross product sales, reduced to 3% in Mexico, New Mexico, Nevada, Arizona and Utah.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

10.1 License Agreement by and between the Registrant and Cenco Leasing Company, Inc. dated January 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2015                                                                                     GREEN ENVIROTECH HOLDINGS CORP.
           (Registrant)

              By: /s/Gary DeLaurentiis
              Gary DeLaurentiis
                      Chief Executive Officer